Exhibit 99.1
FOR IMMEDIATE RELEASE

Date:	February 26, 2019

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS EARNINGS
FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2018,
GIVES 2019 AND 2020 GUIDANCE

•	Q4 2018 worldwide revenue of $233.2 million, up 22.2% as reported over Q4 2017

•	Q4 2018 core revenue on a comparable, constant currency basis* up 13.1% over Q4 2017

•	Q4 2018 GAAP EPS was $0.16, compared to $0.13 in Q4 2017

•	Q4 2018 non-GAAP EPS* was $0.48, compared to $0.33 in Q4 2017
* Core revenue on a constant currency basis, non-GAAP EPS, non-GAAP net income and non-GAAP gross margin are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $233.2 million for the quarter ended December 31, 2018, an increase of 22.2% over revenue of $190.9 million for the quarter ended December 31, 2017. Core revenue on a comparable, constant currency basis* for the fourth quarter of 2018 would have been up 13.1% over revenue for the comparable quarter of 2017. For the year ended December 31, 2018, Merit's revenue was $882.8 million, up 21.3% compared to revenue of $727.9 million for the year ended December 31, 2017. Core revenue on a comparable, constant currency basis* for the year ended December 31, 2018 would have been up 11.4% when compared to 2017.

Merit’s GAAP net income for the fourth quarter of 2018 was $9.2 million, or $0.16 per share, compared to GAAP net income of $6.8 million, or $0.13 per share, for the fourth quarter of 2017. Merit’s non-GAAP net income* for the quarter ended December 31, 2018 was $27.0 million, or $0.48 per share, compared to $16.8 million, or $0.33 per share, for the quarter ended December 31, 2017.

For the year ended December 31, 2018, Merit's GAAP net income was $42.0 million, or $0.78 per share, compared to $27.5 million, or $0.55 per share, for 2017. Merit's non-GAAP net income* for the year ended December 31, 2018 was $91.3 million, or $1.69, compared to $64.3 million, or $1.28 per share, for 2017.

Merit's GAAP gross margin for the fourth quarter of 2018 was 44.9%, compared to GAAP gross margin of 44.9% for the fourth quarter of 2017. Merit's non-GAAP gross margin* for the fourth quarter of 2018 was 49.4%, compared to non-GAAP gross margin* of 47.9% for the fourth quarter of 2017. Merit's GAAP gross margin for the year ended December 31, 2018 was 44.7%, compared to 44.8% for 2017. Merit's non-GAAP gross margin* for the year ended December 31, 2018 was 48.9% compared to 48.1% for 2017.

Merit’s revenue by category for the three and twelve months ended December 31, 2018, compared to the corresponding periods in 2017, was as follows (unaudited, in thousands, except for percentages):

		Three Months Ended			Twelve Months Ended
		December 31,			December 31,
	% Change	2018	2017	% Change	2018	2017
Cardiovascular
Stand-alone devices	40.5%	$101,188	$71,997	33.6%	$367,905	$275,456
Custom kits and procedure trays	(1.7)%	34,397	35,007	6.9%	134,756	126,089
Inflation devices	11.0%	22,802	20,546	15.7%	92,419	79,875
Catheters	24.9%	41,695	33,390	21.7%	155,525	127,747
Embolization devices	(2.1)%	12,332	12,596	1.0%	50,038	49,532
CRM/EP	27.5%	12,672	9,936	16.5%	48,834	41,914
Total	22.7%	225,086	183,472	21.2%	849,477	700,613

Endoscopy
Endoscopy devices	9.9%	8,163	7,425	22.2%	33,276	27,239

Grand Total	22.2%	$233,249	$190,897	21.3%	$882,753	$727,852
Note: Certain revenue categories for 2017 have been adjusted from prior disclosures to reflect changes in product classifications to be consistent with updates in Merit's management of its product portfolios during 2018.

“2018 was an important and very positive year for the company and included the closing of the Becton Dickinson deal, the acquisitions of Cianna Medical and Vascular Insights, and the execution of our global growth and profitability plan,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Integration of these new businesses and sales of our core products continue to drive growth to the point where we are confident forecasting an expansion of our 2019 core revenue growth to a range of 8 - 10%.”

“We believe our forecasted growth will be facilitated by recently introduced products such as the EmboCube™ Embolization Gelatin, the basixTAU™ Inflation Device, the Prelude Prestige™ Splittable Sheath Introducer, the Prelude Ideal™ Sheath Introducer, the PreludeSYNC™ Radial Hemostasis Device, as well as the momentum of our legacy products,” Lampropoulos continued. “As we look forward, we are also comfortable adding a forecast for 2020, which we currently believe will be in the range of 8 - 10% core revenue growth, an addition of 100 - 150 basis points to gross margin, and net income improvement of approximately 14 - 19%. Please note that we believe this will be in addition to our 2019 range of 45.6 - 46.5% (GAAP) and 50.6 - 51.3% gross margin projection (non-GAAP).”

“Recently we opened a new distribution center in Reading, England in an effort to hedge against potential Brexit disruption, as well as a direct sales and distribution center in Johannesburg, South Africa,” Lampropoulos said. “We believe the ability to provide essentially same-day service to our customers in those regions will enhance customer confidence and increase our growth prospects.”

“Additionally, our new product pipeline is full,” Lampropoulos continued. “We expect to introduce 10 - 15 new products this year that will continue to support our overall business strategy. Our business measurements of top-line improvement, discipline of the SG&A and R&D expenses, and bottom-line improvement continue to support our business thesis. Finally, the healthcare market continues to consolidate, and we intend to continue to pursue opportunities that fit our overall strategy and financial metrics.”

2019 GUIDANCE
Based upon information currently available to Merit's management, Merit estimates for the year ending December 31, 2019, absent material acquisitions or non-recurring transactions, the following:

Financial Measure	Range
Net Sales	$1,011 million	-	$1,030 million

GAAP
Earnings per share	$1.02	-	$1.13
Gross Margin	45.6%	-	46.5%

Non-GAAP
Earnings per share	$1.97	-	$2.08
Gross Margin	50.6%	-	51.3%

Effective Tax Rate	22.5%	-	24.5%

Merit’s financial guidance for the year ending December 31, 2019 is subject to risks and uncertainties identified in Merit’s public filings.

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 9186535) today, Tuesday, February 26, 2019, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844)

578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$67,359	$32,336
Trade receivables, net	137,174	105,536
Other receivables	11,879	9,429
Inventories	197,536	155,288
Prepaid expenses and other assets	11,326	9,096
Prepaid income taxes	3,627	3,225
Income tax refund receivables	933	1,211
Total current assets	429,834	316,121

Property and equipment, net	331,452	292,820
Intangible assets, net	462,713	227,324
Goodwill	335,433	238,147
Deferred income tax assets	3,001	2,359
Other assets	57,579	35,040
Total Assets	$1,620,012	$1,111,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$54,024	$34,931
Accrued expenses	96,173	58,932
Current portion of long-term debt	22,000	19,459
Income taxes payable	3,146	2,298
Total current liabilities	175,343	115,620

Long-term debt	373,152	259,013
Deferred income tax liabilities	56,363	23,289
Long-term income taxes payable	392	4,846
Liabilities related to unrecognized tax benefits	3,013	2,746
Deferred compensation payable	11,219	11,181
Deferred credits	2,261	2,403
Other long-term obligations	65,494	16,379
Total liabilities	687,237	435,477

Stockholders' Equity
Common stock	571,383	353,392
Retained earnings	363,425	321,408
Accumulated other comprehensive income (loss)	(2,033)	1,534
Total stockholders' equity	932,775	676,334
Total Liabilities and Stockholders' Equity	$1,620,012	$1,111,811

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

NET SALES	$233,249	$190,897	$882,753	$727,852

COST OF SALES	128,583	105,241	$487,983	$401,599

GROSS PROFIT	104,666	85,656	394,770	326,253

OPERATING EXPENSES
Selling, general and administrative	75,629	59,239	276,018	229,134
Research and development	15,368	12,727	59,532	51,403
Acquired in-process research and development	263	—	644	12,136
Intangible asset impairment charge	—	809	657	809
Contingent consideration expense	(256)	(338)	(698)	(298)
Total	91,004	72,437	336,153	293,184

INCOME FROM OPERATIONS	13,662	13,219	58,617	33,069

OTHER INCOME (EXPENSE)
Interest income	352	115	1,199	381
Interest expense	(2,296)	(1,801)	(10,360)	(7,736)
Gain on bargain purchase	—	243	—	11,039
Other income (expense) - net	492	(496)	63	(872)
Total other income (expense) - net	(1,452)	(1,939)	(9,098)	2,812

INCOME BEFORE INCOME TAXES	12,210	11,280	49,519	35,881

INCOME TAX EXPENSE	3,022	4,474	7,502	8,358

NET INCOME	$9,188	$6,806	$42,017	$27,523

EARNINGS PER COMMON SHARE:
Basic	$0.17	$0.14	$0.80	$0.56

Diluted	$0.16	$0.13	$0.78	$0.55

AVERAGE COMMON SHARES:
Basic	54,850	50,208	52,268	48,805

Diluted	56,514	51,722	53,931	50,101

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue;

•	core revenue;

•	core revenue on a constant currency basis;

•	non-GAAP gross margin;

•	non-GAAP net income; and

•	non-GAAP earnings per share.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation table below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue
Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustments of $2.2 million and $(5.2) million for the three and twelve-month periods ended December 31, 2018, respectively, were calculated using the applicable average foreign exchange rates for the three and twelve-month periods ended December 31, 2017, respectively.

Core Revenue and Core Revenue on a Constant Currency Basis
Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and twelve-month periods ended December 31, 2018, Merit’s core revenue excludes revenues from (i) the acquisition of (1) the assets of Catheter Connections, Inc. in January 2017 (excluded January 2018 only), (2) the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded January 2018 only), (3) Osseon LLC in July 2017 (excluded through June 2018 only), (4) Laurane Medical S.A.S. in August 2017 (excluded through July 2018 only), (5) ITL Healthcare Pty. Ltd. in October 2017 (excluded through September 2018 only), (6) certain divested assets of Becton, Dickinson and Company in February 2018, (7) the assets of DirectACCESS Medical, LLC in May 2018, (8) Cianna Medical, Inc. in November 2018, (9) certain assets of Vascular Insights, LLC in December 2018, and (ii) revenues from (1) the distribution arrangement with NinePoint Medical, Inc. executed in April 2018 and (2) the distribution arrangement with QXMedical, LLC executed in May 2018. Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) plus the foreign exchange impact related to those core sales, using the applicable foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations, and debt issuance costs, as well as other items set forth in the table below.

Non-GAAP EPS
Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation
The tables in this release set forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with

GAAP for the three and twelve-month periods ended December 31, 2018 and 2017. The non-GAAP income adjustments referenced in these table do not reflect stock-based compensation expense of approximately $1.6 million and $1.2 million for the three-month periods ended December 31, 2018 and 2017, respectively, and approximately $6.1 million and $4.1 million for the years ended December 31, 2018 and 2017, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)

	Three Months Ended
	December 31, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$12,210	$(3,022)	$9,188	$0.16

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	9,245	(2,365)	6,880	0.13
Inventory mark-up related to acquisitions	1,255	(323)	932	0.02
Operating Expenses
Severance	440	(114)	326	0.01
Acquisition-related (b)	4,465	(876)	3,589	0.06
Fair value adjustment to contingent consideration (c)	(256)	68	(188)	0.00
Long-term asset impairment charge (d)	70	(18)	52	0.00
Acquired in-process research and development	263	(67)	196	0.00
Amortization of intangibles	2,574	(679)	1,895	0.03
Special legal expense (f)	1,363	(351)	1,012	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00
Tax expense related to tax reform (h)	—	3,005	3,005	0.05

Non-GAAP net income	$31,830	$(4,794)	$27,036	$0.48

Diluted shares				56,514

	Three Months Ended
	December 31, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$11,280	$(4,474)	$6,806	$0.13

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	5,490	(1,848)	3,642	0.07
Inventory mark-up related to acquisitions	279	(39)	240	0.00
Operating Expenses
Severance	446	(171)	275	0.01
Acquisition-related (b)	1,593	(532)	1,061	0.02
Fair value adjustment to contingent consideration (c)	(338)	131	(207)	0.00
Long-term asset impairment charge (d)	93	(36)	57	0.00
Intangible asset impairment charge (e)	809	—	809	0.02
Amortization of intangibles	1,908	(703)	1,205	0.02
Special legal expense (f)	2,001	(779)	1,222	0.02
Other (Income) Expense
Gain on bargain purchase (g)	(243)	—	(243)	0.00
Amortization of long-term debt issuance costs	171	(67)	104	0.00
Tax expense related to tax reform (h)	—	1,855	1,855	0.04

Non-GAAP net income	$23,489	$(6,663)	$16,826	$0.33

Diluted shares				51,722

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)

	Year Ended
	December 31, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$49,519	$(7,502)	$42,017	$0.78

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	31,795	(8,123)	23,672	0.43
Inventory mark-up related to acquisitions	5,233	(1,347)	3,886	0.07
Operating expenses
Severance	920	(205)	715	0.01
Acquisition-related (b)	7,584	(1,679)	5,905	0.11
Fair value adjustment to contingent consideration (c)	(698)	(21)	(719)	(0.01)
Long-term asset impairment charge (d)	156	(40)	116	0.00
Acquired in-process research and development	644	(166)	478	0.01
Intangible asset impairment charge (e)	657	(169)	488	0.01
Amortization of intangibles	9,438	(2,503)	6,935	0.12
Special legal expense (f)	5,645	(1,453)	4,192	0.08
Other (Income) Expense
Amortization of long-term debt issuance costs	804	(207)	597	0.01
Tax expense related to tax reform (h)	—	3,005	3,005	0.06

Non-GAAP net income	$111,697	$(20,410)	$91,287	$1.69

Diluted shares				53,931

	Year Ended
	December 31, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$35,881	$(8,358)	$27,523	$0.55

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	20,705	(7,550)	13,155	0.26
Inventory mark-up related to acquisitions	3,400	(1,253)	2,147	0.04
Operating Expenses
Severance	2,185	(847)	1,338	0.03
Acquisition-related (b)	6,648	(2,048)	4,600	0.09
Fair value adjustment to contingent consideration (c)	(298)	116	(182)	0.00
Long-term asset impairment charge (d)	179	(70)	109	0.00
Acquired in-process research and development	12,136	(97)	12,039	0.24
Intangible asset impairment charge (e)	809	—	809	0.02
Amortization of intangibles	6,111	(2,324)	3,787	0.07
Special legal expense (f)	12,616	(4,908)	7,708	0.15
Other (Income) Expense
Gain on bargain purchase (g)	(11,039)	—	(11,039)	(0.22)
Amortization of long-term debt issuance costs	685	(267)	418	0.01
Tax expense related to tax reform (h)	—	1,855	1,855	0.04

Non-GAAP net income	$90,018	$(25,751)	$64,267	$1.28

Diluted shares				50,101

(a) Reflects the tax effect associated with pre-tax income and the tax effect of non-GAAP adjustments based on statutory tax rates within the applicable markets with adjustments.
(b) Represents transaction and certain direct integration costs, including travel, related to acquisitions.
(c) Represents changes in the fair value of contingent consideration liabilities and contingent receivables associated with prior acquisitions.
(d) Represents abandoned patents.

(e) Represents impairment charges related to certain acquired intangible assets.
(f) Costs incurred in responding to an inquiry from the U.S. Department of Justice.
(g) Represents the gain on bargain purchase realized from the acquisition of the critical care division of Argon Medical Devices, Inc.
(h) Net tax impact related to the enactment of the Tax Cuts and Jobs Act

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)
(Unaudited; in thousands except percentages)
		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2018	2017	% Change	2018	2017
Reported Revenue	22.2%	$233,249	$190,897	21.3%	$882,753	$727,852

Add: Impact of foreign exchange (a)		2,217	—		(5,163)	—

Constant Currency Revenue	23.3%	$235,466	$190,897	20.6%	$877,590	$727,852

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2018	2017	% Change	2018	2017
Reported Revenue	22.2%	$233,249	$190,897	21.3%	$882,753	$727,852

Less: Revenue from certain acquisitions (b)		(19,470)	—		(66,564)	—

Core Revenue	12.0%	$213,779	$190,897	12.1%	$816,189	$727,852

Add: Impact of foreign exchange (a)		2,217	—		(5,163)	—

Core Revenue on a Constant Currency Basis	13.1%	$215,996	$190,897	11.4%	$811,026	$727,852

(a) The constant currency revenue adjustments of $2.2 million and $(5.2) million to reported revenue and to core revenue, for the three and twelve months ended December 31, 2018, respectively, were calculated using the applicable average foreign exchange rates for the three and twelve months ended December 31, 2017, respectively.

(b) Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and twelve-month periods ended December 31, 2018, Merit’s core revenue excludes revenues from (i) the acquisitions of (1) the assets of Catheter Connections, Inc. in January 2017 (excluded January 2018 only), (2) the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded January 2018 only), (3) Osseon LLC in July 2017 (excluded through June 2018 only), (4) Laurane Medical S.A.S. in August 2017 (excluded through July 2018 only), (5) ITL Healthcare Pty. Ltd. in October 2017 (excluded through September 2018 only), (6) certain divested assets of Becton, Dickinson and Company in February 2018, (7) the assets of DirectACCESS Medical, LLC in May 2018, (8) Cianna Medical, Inc. in November 2018, (9) certain assets of Vascular Insights, LLC in December 2018, and (ii) revenues from (1) the distribution arrangement with NinePoint Medical, Inc. executed in April 2018 and (2) the distribution arrangement with QXMedical, LLC executed in May 2018.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)
(Unaudited, as a percentage of reported revenue)

	Three months ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Reported Gross Margin	44.9%	44.9%	44.7%	44.8%

Add back impact of:
Amortization of intangibles	4.0%	2.9%	3.6%	2.8%
Inventory mark-up related to acquisitions	0.5%	0.1%	0.6%	0.5%

Non-GAAP Gross Margin	49.4%	47.9%	48.9%	48.1%

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 6,000 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose and Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, net sales, net income (GAAP and non-GAAP), gross margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), effective tax rate and other financial results, anticipated or completed acquisitions, or the introduction of new products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks relating to Merit's potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology acquired through completed, proposed or future transactions; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; restrictions on Merit's liquidity or business operations resulting from its debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; the pending exit of the United Kingdom from the European Union and uncertainties about when, how or if such exit will occur; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit's products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; uncertainties relating to the LIBOR calculation method and the potential phasing out of LIBOR; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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